Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Dividend Advantage Municipal Fund
811-09297


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common and Preferred shares
voting together as a class
<c>  Preferred
 Shares
To approve a new investment
management agreement



   For
         19,027,034

   Against
              856,333

   Abstain
              484,943

   Broker Non-Votes
           5,656,883

      Total
         26,025,193




To approve a new sub-advisory
agreement



   For
         19,023,953

   Against
              826,999

   Abstain
              517,358

   Broker Non-Votes
           5,656,883

      Total
         26,025,193





Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236561, on June 16, 2014.